UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 13, 2012
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Christopher & Banks Corporation (the “Company”) filed on April 17, 2012, disclosing Peter G. Michielutti’s election as Senior Vice President, Chief Financial Officer (“SVP, CFO”) of the Company, effective April 23, 2012.  This Amendment No. 1 amends the original 8-K filing solely to include information regarding Mr. Michielutti’s employment and equity agreements and does not affect the accuracy of the information provided in the original 8-K filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective April 20, 2012, in connection with Mr. Michielutti’s earlier election as the Company’s SVP, CFO, the Company and Mr. Michielutti entered into a one-year employment agreement (the “Agreement”) commencing April 23, 2012 and ending April 19, 2012.  Under the terms of the Agreement, Mr. Michielutti is entitled to an annualized salary of $350,000.  In addition, he is eligible to participate in the employee benefit plans and programs generally applicable to senior executives of the Company.  During his employment, Mr. Michielutti is not to directly or indirectly engage in activities with a “Prohibited Company”, as defined in the Agreement, and also agrees for a period of one year after termination of employment not to solicit the Company’s employees to leave the Company or terminate their employment nor to interfere with the business relationships between the Company and its vendors, suppliers and sales agents.

In addition, if Mr. Michielutti’s employment is involuntarily terminated by the Company other than for “Cause”, as defined in the Agreement, prior to April 19, 2013, the Company shall pay through April 19, 2013 the remaining portion of his annualized salary and the employer-portion of any health, dental and other employee benefit program premiums to the extent Mr. Michielutti is participating in such programs or the cash equivalent thereof.

In connection with his joining the Company, Mr. Michielutti received three equity awards under the Company’s 2005 Stock Incentive Plan (as amended to date), to be effective April 23, 2012.  The equity awards consist of (x) a non-qualified stock option to purchase 30,000 shares of the Company’s Common Stock (the “Option”), such grant made and effective as of April 23, 2012, with an exercise price equal to $1.86 (the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) as of the date of grant); (y) a performance-based restricted stock award in the amount of 20,000 shares, such grant made and effective as of April 23, 2012 (the “20,000 Share Grant”);and (z) a

performance-based restricted stock award of 18.817 shares under the Company’s equity incentive program for the current fiscal year, granted and effective as of April 23, 2012 (the “PBRS Grant”).  With respect to the 20,000 Share Grant, (1) if, on or prior to April 19, 2013, the closing stock price of the Company’s common stock, as reported on the NYSE, exceeds $3.50 for a period of twenty consecutive trading days, then the performance-based restrictions on the first tranche of 10,000 restricted shares will lapse, and (2) if, on or prior to April 19, 2013, the closing stock price of the Company’s common stock, as reported on the NYSE, exceeds $4.50 for a period of twenty consecutive trading days, then the performance-based restrictions on the second tranche of 10,000 restricted shares will lapse.  The Option and PBRS Grant were made pursuant to the form of non-qualified stock option and restricted stock award agreements, respectively, that are on file with the Securities and Exchange Commission.

The foregoing summary of the Agreement and the 20,000 Share Grant are qualified in their entirety by reference to the Agreement and the 20,000 Share Grant, a copy of which is filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Agreement by and between Christopher & Banks Corporation and Peter G. Michielutti effective as of April 20, 2012.
10.2	Performance-Based Restricted Stock Agreement by and between Christopher & Banks Corporation and Peter G. Michielutti effective as of April 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel and Corporate Secretary

Date: April 24, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement by and between Christopher & Banks Corporation and Peter G. Michielutti effective as of April 20, 2012.
10.2	Performance-Based Restricted Stock Agreement by and between Christopher & Banks Corporation and Peter G. Michielutti effective as of April 23, 2012.